Exhibit 3.21.2

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

This amendment is presented for filing pursuant to Section 50-73.12 of the Code of Virginia.

1.	The name of the limited partnership is ET Sub-Pennsburg Manor Limited Partnership, L.L.P.

NOTE: If also applying for registered limited liability partnership status, pursuant to Virginia Code § 50-73.78 the name must be followed by the words “Registered Limited Liability Partnership” or the abbreviation “L.L.P.” or the designation “LLP”.

2.	The partnership I.D. # is L014729-0.

3.	The filing date of the initial certificate of limited partnership with the State Corporation Commission is January 20, 1998.

COMPLETE ONLY IF ALSO APPLYING FOR REGISTERED LIMITED LIABILITY PARTNERSHIP STATUS PURSUANT TO VIRGINIA CODE § 50.73.78.

This application is for initial registration as a registered limited liability partnership. ☐ mark box

The business in which the partnership engages is:

The registered agent’s name is

The registered agent is (mark appropriate box)

(A)	an INDIVIDUAL who is a resident of Virginia and

☐	a general partner of the partnership

☐	an officer or director of a corporate general partner

☐	a general partner of a general partner

☐	a member/manager of a limited liability company general partner

☐	a member of the Virginia State Bar

OR

(B) ☐ a professional corporation or professional limited liability company of attorneys registered under Virginia Code S 54.1-3902

The business address in Virginia of the registered agent is

(number/street)                                                                                                  (city/state/zip)

located in the ☐ city or ☐ county of                                                                                                                                                            .

4.	The certificate of limited partnership is amended as follows (complete appropriate subsection(s)):

A.	The name of the limited partnership is changed to:

B.	The specified office address is changed to:

(number/street)                                                                                  (city/state/zip)

located in the ☐ City or ☐ County of                                                                                                                                                    .

C.	The following general partner(s) has (have) withdrawn:

Name	Address

ET GENPAR, L.L.C.	101 E. State Street, Suite 100
Kennett Square, PA 19348

D.	shall continue in the event that a general partner withdraws from the partnership.
(name of limited partnership)

E.	The following general partner(s) has (have) been added:

Name	Address

ET Pennsburg Finance, L.L.C.	101 E. State Street, Suite 100
Kennett Square, PA 19348

Check if applicable:

☒ The new general partner(s) ET Pennsburg Finance, L.L.C. is (are) serving, without more, as a general partner of, or as a partner in a partnership which is a general partner of, a domestic or foreign limited partnership which does not otherwise transact business in this Commonwealth pursuant to Virginia Code Sections 50-73.61 and/or 13.1-757.

F.	The term for which the limited partnership is to exist has been changed to:

                                                                                                                                                                                                    .

5.	Signature of general partner(s):

ET GENPAR, L.L.C. /s/ D. Lee McCreary	January 11, 2000
(date)
ET Pennsburg Finance, L.L.C. /s/ D. Lee McCreary	January 11, 2000
(date)
• for both: D. Lee McCreary is Vice President and Secretary of ElderTrust, GP of ElderTrust Operating Limited Partnership, sole member of the LLC’s
(date)

(date)